Exhibit 99.1

Prestige Brands Holdings, Inc. Completes Purchase of Insight Pharmaceuticals Corporation

Tarrytown, NY, (Business Wire), September 3, 2014--Prestige Brands Holdings, Inc. (NYSE:PBH) (“Prestige”) today announced that it has closed the previously announced acquisition of Insight Pharmaceuticals Corporation (“Insight”), a marketer and distributor of feminine care and other over-the-counter (“OTC”) healthcare products.

The closing followed the Federal Trade Commission’s (“FTC”) approval of the acquisition, and was finalized pursuant to the terms of the purchase agreement announced on April 25, 2014. The acquisition will extend Prestige’s portfolio of iconic OTC brands to include a leading feminine care platform in the U.S. and Canada anchored by Monistat®, the #1 brand in OTC yeast infection treatment. The acquisition will also add brands to Prestige’s cough/cold, pain relief, ear care and dermatological platforms. This transaction is expected to result in pro forma revenues and adjusted EBITDA of approximately $800 million and $300 million, respectively, for the Company in fiscal 2015. The purchase of Insight will be immediately accretive to the Company’s earnings per share and free cash flow per share, exclusive of transaction, integration and purchase accounting items.

Sawaya Segalas & Co., LLC acted as exclusive financial advisor to Prestige Brands on this transaction.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S., Canada, Australia, and in certain other international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor's® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "project," "will," "expect," "goal," "positioned," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the acquisition’s expected impact on earnings per share and free cash flow per share for fiscal 2015 and the Company’s expectations that the acquisition will be immediately accretive to earnings per share and cash flow, exclusive of transaction, integration and purchase accounting items. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those in the forward-looking statements as a result of a variety of factors, including the impact of foreign exchange, general economic and business conditions, our ability to successfully integrate the Insight brands into our business, competitive pressures, unexpected costs, liabilities and disruptions resulting from the integration, or adverse changes in the laws or regulations where Insight products are sold. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2014 and other periodic reports filed with the Securities and Exchange Commission. Except to the extent required by applicable securities laws, we are not under any obligation to (and expressly disclaim any such obligation to) update any forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this release.

Non-GAAP Pro Forma Projected Full Fiscal Year 2015 Financial Measures

Pro forma adjusted EBITDA is a non-GAAP financial measure and is arrived at by taking pro forma net income of $89 million and adding back depreciation and amortization of $31 million, interest expense of $103 million, taxes of $52 million, and $25 million of transaction, integration and other items to arrive at projected non-GAAP pro forma adjusted EBITDA of $300 million. This assumes ownership of both the Insight and Hydralyte acquisitions for the full year. We are presenting this pro forma information as supplemental disclosure because we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items.

Contact:

Dean Siegal, 914-524-6819